Form C

Cover Page

Name of issuer:

San Francisco East Bay Brewing Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 6/23/2017

Physical address of issuer:

12893 Alcosta Blvd
Ste. N
San Ramon CA 94583

Website of issuer:

http://www.sfebb.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

15,386

Price:

$6.50000

Method for determining price:

Pro-rated portion of the total principal value of $100,009; interests will be sold in increments of $6.50.

Target offering amount:

$100,009.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

3/18/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$5,194.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($5,691.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

San Francisco East Bay Brewing Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Darron Brackenbury	COO	Cumulus Energy Storage	2017
Murty Chennubhotla	President, India	Schubros, India	2017
Atul Madne	COO	SFEBB	2017
David Haubert	Mayor	City of Dublin	2017
Carl Yu	Director, China	Amerasa Rappid Transit USA	2017
Scott Perkins	City Councilman	City of San Ramon	2017
Ian Schuster	Chairman CEO CMO	Schubros Brewery/SFEBB	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Gillian Qian	President Schubros China	2017
Murty Chennubhotla	President Schubros India	2017
Chris Hampton	Chief Restaurant Officer	2017
Ian Schuster	Chairman CEO CMO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Ian Richard Schuster	200000.0 Common	31.09

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Bad accounts: In developing or high-inflation markets SFEBB will sell beer cash on delivery. However in developed markets, SFEBB will sell to many small store and restaurant owners who face business risks. Should a large selection of these accounts prove unable to pay in timely fashion our cash flow and profitability could be adversely affected.
>
> Commodities and other supplies pricing: Beer is built of commodity items and hence susceptible to price movement. The extent to which price increases can be passed to consumers is better than in most other consumer goods, but still limited. SFEBB will engage in ingredient contracting whenever confidential, practical, and affordable to reduce volatility.
>
> Overseas Political risk:
> -Vietnam is a developing country with a communist history, however it is rapidly undergoing privatization of previously public assets. Notably, recent privatizations include the national beer company, which has provided an exceptionally clear message that the country has no interest in owning a brewery. As such nationalization concerns are minimal, and the political climate has cleared so markedly that Heineken has already commenced construction of a $3 billion plant in Danang, Vietnam. Government interference and difficulties remain a concern of course, and will pose an ongoing risk. SFEBB however has secured multiple strategic partnerships and management connections within the industry and government, as can be seen in our Strategic Partners and Management Team sections of this business plan.
> -India is a developing country with a history of tight alcohol restrictions

that are only recently being loosened, and being done so in paths very divergent from state to state. It is a country with high tariffs for alcohol, which if rapidly reduced could usher in more import competition. It is also a state with large amounts of cash-held wealth, which could mean rapid proliferation of new entrants as the markets mature. There is as well a radical communist element within some government parties that has endorsed limited nationalization in the past, and could conceivably implement related policies in certain states.
-China is both a developing and developed economy. However the government has proven it can move rapidly and is not afraid to intervene with market affairs when it deems necessary to do so. It has on several occasions erected and relaxed barriers to currency transfers to and from the Chinese Renmimbi and will likely continue to do so for the foreseeable future. As such SFEBB is seeking to establish a manufacturing presence within China in order match cost and revenue center currencies.

Domestic Political Risk: The United States is undergoing significant domestic political and international trade turbulence. The lack of comprehensive trade agreements and isolationist trends, has made it difficult to run an export based business, and the situation is likely to worsen over the next couple years. We have thus expedited forging Vietnamese and Chinese partnerships to provide trade, strategic, and cost-improved alternatives to American production.

Product Liability: Beer can be consumed in excessive volumes and can cause impairment and long-term health issues. Government warnings are on all our products, however as seen in the tobacco industry, that is not necessarily sufficient protection. As well there is always risk of packaging getting damaged/broken and customers and consumers injuring themselves. We have secured and will maintain product insurance to protect against consumer lawsuits. The are no known pathogens that can survive the brewing process, nor the alcohol levels of most packaged beers; as such pathogen risk is minimal, however will still be covered by product liability insurance.

Brewpub/Taproom Risk: Beer can be consumed in excessive volumes. Food-borne illnesses are a risk at any eatery. For Taproom and Brewpub operations, we will insure our 'retail' operations are sufficiently covered with liquor liability and restaurant insurance.

Equity Securities Risk: Equity securities include common stocks, preferred stocks, convertible securities and mutual funds that invest in these securities. Equity markets can be volatile. Stock prices rise and fall based on changes in an individual company's financial condition and overall market conditions. Stock prices can decline significantly in response to adverse market conditions, company-specific events, and other domestic and international political and economic developments.

Risk Related to Company Size: Investing in mid, small and micro capitalization companies generally involves greater risks than investing in larger companies. The market may value companies according to size or market capitalization rather than financial performance. As a result, if mid-cap, small cap or micro-cap investing is out of favor, these holdings may decline in price even though their fundamentals are sound. They may be more difficult to buy and sell, subject to greater business risks, and more sensitive to market changes, than larger capitalization securities.

Foreign Securities Risk: SFEBB plans to hold stakes in one or more overseas partner entities for sales and production. Investments in foreign companies include certain risks that differ from the risks of investing in domestic securities. Adverse political, economic, social or other conditions in a foreign country may make the stocks of that country difficult or impossible to sell. It is more difficult to obtain reliable information about some foreign securities. The costs of investing in some foreign markets may be higher than investing in domestic markets. Investments in foreign securities also are subject to currency fluctuations.

Our licensing agreement with Schubros Brewery is negotiated as a non-arms length transaction.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,009**
Use of Proceeds:	~65% of these funds will go to buying Schubros brand licensing rights for Shanghai, Nantong, and Hanoi, and securing a small interest in Schubros Brewery LLC ~35% will go to building out Asian operations including vehicles, warehouse locations, and working capital. All funds allocation numbers are net fees associated with this capital raise (4% + $4k-$10,000 in other fees) These numbers are subject to change.

If we raise:	**$500,000**
Use of Proceeds:	~60% of these funds will go to buying Schubros Brewery brand licensing rights for all of China and Vietnam and two states in India, and securing a small interest in Schubros Brewery LLC ~40% will go to building out Asian operations including vehicles, warehouse locations, and working capital.

All numbers are net fees associated with this capital raise (4% + $4k-$10,000 in other fees) These numbers are subject to change.

If we raise: **$700,000**

Use of Proceeds: ~50% of these funds will go to buying Schubros Brewery brand licensing rights for all of China, Vietnam, and India
~50% will go to building out Asian operations including vehicles, warehouse locations, and working capital. ~10% will go into taking stake in Schubros Brewery LLC

Within the latter, $75k will be invested in SBC-Brewmaster, the Joint Venture Vietnamese run production facility making Schubros Beer to increase capacity and efficiency.

All numbers are net fees associated with this capital raise (4% + $4k-$10,000 in other fees) These numbers are subject to change.

If we raise: **$1,070,000**

Use of Proceeds: ~35% of these funds will go to buying Schubros Brewery brand licensing rights for all Asia including India, China, Vietnam, Japan, Russia, SE Asia, and Oceana including Australia and New Zealand, and securing a small interest in Schubros Brewery LLC
~65% will go to building out Asian operations including vehicles, warehouse locations, and working capital.

Within the Asian Operations investment, $100k will be invested in SBC-Brewmaster, the Vietnamese run production facility making Schubros Beer to increase capacity and efficiency.

All numbers are net fees associated with this capital raise (4% + $4k-$10,000 in other fees). These numbers are subject to change.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and

through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

SAN FRANCISCO EAST BAY BREWING, INC.

Term Sheet - Common Stock Offering
August, 15, 2017

Issuer:

San Francisco East Bay Brewing, Inc. a Delaware corporation (the "*Company*")

Type of Security:

Common Stock

Pre-Money Valuation:

$4,194,008 for investors who fund the first $100,009 of funds in this offering.

$4,842,330 for investors who invest after the first $100,009 in this offering has been met.

Offering Size:

The Company intends to raise as much as $1,070,000 in this offering, although the Company may increase or decrease this amount in its sole discretion.

Price Per Share:

$6.50 per share for investors who fund the first $100,009 of funds in this offering.

$7.33 per share for investors who invest after the first $100,009 in this offering has been met.

Minimum Investment:

$250. $88,888 minimum to be classified as a Major Investor

Shares Authorized to be sold in this Offering:

147,718

Dividends:

When, as and if declared by the Board. The Company has not paid dividends in the past and does not currently contemplate that it will pay dividends in the immediate future.

Voting Rights:

All shares have the same voting rights. Major investors vote directly. Other investors elect the CEO to vote as proxy.

Investor Eligibility:

All persons permitted if routed through Regulation CF approved portal and subject to Regulation CF limitations.

Closings:

One or more closings as the Company accepts subscriptions.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: All shares have the same voting rights. Major investors vote directly. Other investors elect the CEO to vote as proxy.
☐ No

16. How may the terms of the securities being offered be modified?

Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	824,417	645,232	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

All classes common.   Outstanding securities include 494,182 already vested and 151,050 unvested, which vest evenly over the next 5 years.

Management intends to issue 30,000 tenure and performance gated warrants within a year after formation as the basis of an Employee Stock Options Plan. This would effect a modest equity dilution.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby. In the future, we may perform valuations of our Preferred Stock and/or our common stock that take into account factors such as the following:

- unrelated third party valuations of our Preferred Stock and/or our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our the security being valued;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our the security being valued;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company. Management intends at a minimum to conduct two further equity event capital raises over the next five years.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Repurchase. If the Investor **is not** a Major Investor, the Company may repurchase this instrument from the Investor prior to a Change of Control or Dissolution Event for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "**Repurchase**," and such greater value, the "**Repurchase Value**"); *provided, however*, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Standard Preferred Stock or Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Standard Preferred Stock or Safe Preferred Stock, as applicable, by the price per share of the Financing Preferred Stock or the Safe Price, as applicable, and is referred to as the "**Aggregate Value**"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

SFEBB currently holds no significant debt. $5,164 is owed to Schubros Brewery, at no interest, with 6 months to pay from August 31, 2017.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Schubros Brewery paid certain startup and listing expenses for SFEBB, and has billed SFEBB for these services. This is included as an Accounts Payable on financial reports.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

San Francisco East Bay Brewers Overview

San Francisco East Bay Brewing Inc. (SFEBB) is the Asian Markets spinoff of Schubros Brewery. It's primary business is the sale, import, and overseas production of the Schubros brand, and the Asian franchising of Schubros' future Indian themed brewpub. This funding round will provide the initial startup capital for SFEBB. In the event the round fails, the company will not continue.

Structured for rapid growth and Return on Investment, SFEBB's primary asset will be the right to distribute, produce, and franchise Schubros products and experiences within the world's most rapidly growing economies. SFEBB is an investment in South and East Asian Growth, and an international play in the globally surging Craft Beer subcategory.

This funding round will provide the initial startup capital for SFEBB. In the event the round fails, the company will not startup.

SFEBB has arrangements in place to brew Schubros beer in Hanoi, Vietnam in partnership with Brewmaster, a Hanoi company, in which SFEBB will take a minor interest. As well, SFEBB is engaged in talks with Olymbuilder Investment Company, a current Schubros Importer, about building a second facility in Eastern China. SFEBB holds import and distribution contracts and agreements within Japan, Taiwan, China, and Vietnam.

Although the Schubros brand has been around for 5 years, and the management of SFEBB will include executives of Schubros Brewery (including CEO Ian Schuster who ran brand portfolio sales with Key Accounts for Philip Morris Japan for many years), and operate in close coordination with Schubros, SFEBB is a newly established Delaware Corporation.

As such, SFEBB has no financial 'history', as this disclosure section is designed to call out. However there are key areas of interdepency as detailed below:

- Schubros has import and production arrangements within Taiwan, Japan, China, and Vietnam which will be transferred with licensing rights
- Schubros will own and operate the first Bay Area Indian themed brewpub which SFEBB for which it will control overseas franchising

A risk to SFEBB does exist in that if Schubros was to fail within the United States, the brand could lose some of its overseas credibility. Plus SFEBB would be required to find an alternative Bay Area source for production. The former risk is only theoretical, as many 'faux-foreign' brands thrive in Asia (and the US), whereby Schubros will forever have legitimate San Francisco history. But the possibility must be considered, as the US, and especially the California market does not offer substantial growth room, and is seeing exceptionally high levels of competition and profit margin pressure. It is the substantially higher Return on Investment and Return on Equity opportunities that are the main reason for our investing overseas, and the opportunity to allow overseas growth to continue unencumbered, regardless of US market conditions and whatever may occur with the United States, is the principal reason for this spinoff.

The latter risk, that of a potential loss of a US production base is also readily surmountable, as recent market changes within the San Francisco Bay Area have left most breweries with ample spare capacity. Again though it should be emphasized that neither the current capital nor debt situation of Schubros directly affects SFEBB. In the worst case scenario SFEBB still continues to sell unaffected, and still has legitimate claim to its San Francisco roots and exclusive distribution and production rights for Schubros products.

Introduction of the Brewpub Revenue Line and Franchise Vehicle
Schubros plans to begin construction of an Indian Theme brewpub in late 2017, to be built adjacent to or as closely as possible to the planned new brewery.

The brewpub will feature South Asian relevant sports, such as cricket, soccer, kabaddi, and badminton, as well as more American-popular sports. Food will be modern Indian street-food, such as Indian burittos and Indian pizza. To limit cost and complexity, food will be casual and counter-service as opposed more formal sit down dining.

The San Francisco Bay area, powered by Silicon Valley, is among the most densely Indian populated areas of the world (outside of India). Yet there are no Indian themed sports-pub in the area, and no microbreweries targeting the Indian population.

Product, Portfolio, and Positioning
Schubros brand beers center around a "Core 4" product line available year-round in draft and bottles. As well, the brewery produces a series of one-off beers.

As SFEBB begins production in Vietnam and potentially in Eastern China, it will slightly alter some recipes to fit the targeted region pallet whenever the brand enters new markets. For larger exports, Schubros in the US will produce dedicated batches with the targeted taste profile. In general, this means a slightly less malty (investors, please read this as 'better margin') and less hoppy (investors, please read this as 'much better margin') brew. It is important to note however that these recipe changes are actually for market reasons -- NOT cost reasons. Should the market's taste desires change, our recipes will 'evolve' with them. SFEBB is not so arrogant as to believe that our beers are 'correct' and Asian tastes 'wrong.' Within reason and brand-acceptability, SFEBB will target market needs.

Schubros' brands also include two lines of other companies' brands via what is effectively a licensing arrangement. One which SFEBB will sell is a line of Quinoa beers under the "Aqotango" brand. This is a gluten-free play which appeals as well to Latin-American and Mediterranean restaurants. The second is "Fossil Fuels", a Saison style ale that uses a 45-million-year-old yeast discovered by the scientist who was Michael Crichton's inspiration and science-advisor behind the Jurassic Park franchise. These are both new brands, introduced to the market within the past few months, and SFEBB is optimistic they could both become very successful, as they are both highly differentiated and are receiving excellent consumer reviews. These would be included in license purchases.

Brand History (note: not company history, as SFEBB Inc. is a new spinoff):

Schubros began production in June 2012. Sales were purely local at the time, however shortly after establishment, Schubros laid out three milestones for its 5-year plan which focused on entering Asia.

These milestones, which follow below, have been met:
- Get started, develop and refine recipes that work both throughout Asia and in the US
- Build a legitimate, ongoing claim to leverage our San Francisco Bay Area origins going forward, regardless of future production locations
- Penetrate China and build import and supply relationships with 3-4 Asian companies in 2-3 Asian countries and in 2015 began exporting to Shenzhen and/or Hong Kong.

Due to capacity restraints however, fulfilling the large quantity export orders proved very difficult. All beers were shipped on time, however Schubros held on pursuing further export arrangements for the duration of 2016 until it could more dependably supply product.

To prepare, limited shipments to Beijing and Shanghai have restarted within 2017, although at smaller quantities than initially desired. Schubros developed partnerships with JF Hillebrand, a Freight Forwarding Company and Amerasa USA, a wine and beer Trading Company focused on US-Chinese trade. In mid-2016, in preparation for a predicted change in US international trade policies, and concerned that trade pacts currently being honored would be terminated, Schubros began partnership talks with C-Brewmaster Brewery in Hanoi, Vietnam.

Via a strongly symbiotic relationship, C-Brewmaster undertook production of a brewery 10-fold larger than their previous facility in the outskirts of Hanoi, of which 50% is earmarked for Schubros brand production. This brewery came online in June, 2017. In the event of a successful capital raise here, SFEBB will invest a portion of this capital raise in a new Joint Venture between SFEBB and C-Brewmaster, and run our Vietnamese operations via a JV with them--SBC-Brewmaster. This arrangement gives us export cost and freshness advantage over even the largest of US craft breweries, and provides us sustained leverage for future expansion and quality control. Similarly SFEBB is in early stage conversation with Olymbuilder Investment Corporation, one of its Chinese importers. This location would better service Chinese, Indian and North Asian markets, and would be comparable in cost to Vietnamese operations after factoring in superior transportation infrastructure. Existing contracts will need to be adjusted for Vietnamese sourcing, new contracts will seek to use our South East Asian Source.

Forecasts:
Although SFEBB is a new company with no sales history, it does have good basis for profitability estimates. The below financial highlights apply to Schubros within the United States. This is a much higher cost environment, so is followed in each instance by the adjusted numbers SFEBB expects based on its Asian exporting, and production partnerships.

Cost of Goods Sold (COGS) for Schubros within the United states currently sits at 65% of wholesale prices. This is a full Activity Based Costing number, including all ingredients, taxes, labor, utilities, inbound and outbound freight. With scale that number would drop to 50-55% within the United States. Lower labor, tax, and utilities costs in Vietnam and China will only partly be countered by higher ingredient costs. As such the estimated COGS for Asia shall be 40%-45% (ex-beer sold in Vietnam). It should be noted that high excise taxes within Vietnam (which are returned for any product exported) will increase the COGS for the portion of beer produced and sold there domestically.

SFEBB will seek to enter and/or advance within four countries over the next 12 months, prioritizing China and India, then Japan and Vietnam. In all markets SFEBB will target the most modern, affluent, cosmopolitan, and 'open' (politically and culturally 'open) major urban centers. For example, SFEBB will prioritize Shanghai over Beijing, Yokohama over Osaka, and Nagpur over Calcutta.

Asian destined beers, whenever possible, will be produced in Vietnam. In the event that we secure production facilities in China, Chinese beer will be produced at those locations instead. Management expects however that certain markets (such as Japan and Singapore) may well insist on US made product. The exception to this policy will be India, where due to import tariffs and interstate shipping restrictions, production and sales will come from brewpub franchising, meaning the beer is made onsite in small batches.

The company into which one can invest in this offer is Asian in focus. There will be no official American presence, however the original South Asian themed brewpub, which SFEBB will franchise throughout India, will be located in America and operated by Schubros Brewery. As such, it will carefully monitor and report on the brewpub's progress, utilizing it as testing and proving grounds, and as the model for future expansion via franchising. It should also be noted that this approach will result in the creation of an easily divisible Business Unit if needed for Phase III, Acquisition.

Exit Strategy: Acquisition

Based on frenetic M&A activity in beer within the United States over the past 2 or 3 years, it is not an overstatement that should SFEBB enjoy even a portion of our forecast success with our Phase II operations, SFEBB believes it and Schubros LLC will be acquired by either an American or European large brewery or wine group. They will be attracted not only by our revenue and profit growth, but more-so by our Asian infrastructure, Asian known brand, and network of Asian partnerships. Over the past 3 years, such acquisitions have nearly consistently valued the target at $800 to $1,000 per "barrel" (approximately 31 gallons) annually produced. Management however expects Schubros' and SFEBB's multiple would be significantly higher due to its Asian positioning. The companies could just as easily be purchased separately, as it is not unusual in consumer goods for brands to be owned and operated by separate entities across different borders.

Sources of Growth:

If this capital raise is successful management expects very rapid growth over even the next several years. This will come, in impact order from:

- Consistently increasing exports throughout Asia, supplied predominantly from the Hanoi and potentially Chinese facility(ies), but partly as well from the existing and future Bay Area facilities. These should begin within the first 4-6 months after successfully closing this round.
- Significantly from Chinese domestic and/or import sales
- Within a couple years, SFEBB expects to see a strong and steadily increasing revenue line coming from the sale of brewpub franchises and ongoing brewpub royalties within India.
- Partly from Vietnamese domestic sales of beers produced at the Hanoi facility. These should begin 1 to 2 months after closing this round.

Future Use of Operating Cash Flow after Capital Expenditures:

Going forward, the usage for operational free cash after fulfilling the Capex detailed in this offer, in declining usage order is:

- Grow Hanoi and/or China sourced Export sales and invest in necessary sales and distribution infrastructures
- Grow US sourced Export sales and invest in necessary sales and distribution infrastructures
- Establish 'rainy day' cash on hand levels at 5% of sales

Future Financing:

- In lieu of sufficient revenue, SFEBB expects to conduct annual financing rounds ranging from $1 million to $5 million in size. These will continue for at least the next few years, augmenting profits reinvested each year to further accelerate infrastructure build-out and future growth.

Company expenses have to date been covered by Schubros Brewery. All efforts have been taken to keep SFEBB revenue and expense accounts at or near zero for accounting simplicity, as well as to keep cash assets in the preferred interest rate accounts that Schubros Brewery currently enjoys. We had $2,000 cash on hand as of 08/31/2017 and we currently spend $0.

As soon as it is evident this raise is successful, SFEBB management will perform an interim close and simultaneously invest capital in:

- Augmenting Chinese sales and marketing infrastructure within Schubros, China (hiring, onboarding, training)
- Building out Chinese production and delivery infrastructures (formalizing JV and facilities with our Chinese partner)
- Securing interest within our Vietnamese JV and within Schubros Brewery LLC
- Legally transferring licenses and services to SFEBB, and Vietnamese and Chinese JVs

Over the first 6 months major expenses will include:

- Legal & real estate costs associated with formation and licensing

- Salaries and training costs
- Marketing materials & advertising investment (buying and printing signs, event hosting, giveaways, etc.)
- There will also be an initially high travel cost as C level and senior staff will be in full sprint to simultaneously implement production, sales, and marketing goals across multiple markets
- Conditional expenses associated with building out an Indian Brewpub (see 2nd paragraph below)

Revenues shall start flowing in shortly thereafter, beginning quickly in China and Vietnam. India and Japanese revenues will begin in mid-late 2018. We expect bottle revenue growth shall precede draught (on tap) revenue growth in China. Conversely, draught sales shall precede and drive bottle sales later on in Vietnam.

We expect to absorb a roughly $200,000 loss in the final months of 2017. This includes a $100,000 portion of costs (which we will expense) associated with the earliest stages of buildout for the first Indian Brewpub -- assuming SFEBB chooses to own rather than franchise the first location in Nagpur (this decision will be based on the speed and magnitude of this capital raise). This is unlikely to occur within the 2017 calendar year, however it was inserted here as management decided to plan capital expenditures based on the most conservative "tightest cash-flow" scenario.

We plan to break even in our 5th or 6th quarters of business in late 2018 to early 2019. We expect to achieve sustainable profitability in our 7th or 8th quarter.

In 2018 we expect a roughly $70,000 total loss.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.sfebb.com/investors

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SFEBB $7.33
SFEBB $6.50

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

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INVEST IN SAN FRANCISCO EAST BAY BREWING INC.
Bringing San Francisco craft beer to untapped Asian markets
$0
raised of $100K goal
$250 min
INVEST

Priced Round

$4.84M pre-money valuation | **$7.33**/share

If you invest, you're betting San Francisco East Bay Brewing Inc. will be worth more than $4.84M in the future.

EARLY BIRD BONUS: $6.50/share
Investors who fund the first $100,000 of this campaign will invest at $6.50/share ($4.19M pre-money valuation).

INVESTOR PERKS

$888+ Tasting and Tour for Eight at brewery

$4,888+ $1,000 perk plus you get to name a beer (within reason! - no obscenities, incendiaries, or brand damaging names of course).

$28,888+ We'll make a batch of beer based on your or a friend's/family member's recipe. You can take what you can drink, and we'll sell the rest.

$88,888+ If you're putting in this kind of money you need to see our operations hands on. We'll get you out (coach class, non-prime price time) to the San Ramon or Hanoi brewery to watch us do a batch. And of course we'll have to drink in some of the local culture.

The Asian market consumes 1/3 of the world's beer, generates 1/2 of global beer sales growth, and sees 1,000,000 more newly affluent middle-class adults emerge every few weeks. But it has only 1/30th of the world's breweries. That is the opportunity that SFEBB, an established San Francisco area craft brewery spinoff, will capitalize on.



Ian Schuster
FOUNDER/CEO, SAN FRANCISCO EAST BAY BREWING INC

OUR AMBITION

Our goal is to become the most profitable craft beer player in the massive and growing — yet untapped — Asian craft beer market. We already have brands distributed throughout China and a production partnership in Vietnam. For import and distribution-challenging markets (like India) we'll own rights to replicate a South Asian sports-themed brewpub which we will franchise. Either through our pubs, or via bar, restaurant, and retailer partners, we're bringing our craft to within Asia's reach.

KEY FACTS

- 5 years old brand with established San Francisco Bay Area brewing credibility.
- Schubros is the smallest brewery to get into Costco and Safeway. Penetrated all major traditional and modern retail channels.
- First Chinese export in 2015. Currently working with a Japanese, Taiwanese Vietnamese, and three Chinese importers.
- Opened Hanoi, Vietnam brewery in June, 2017
- Revenues limited by capacity and throughput maximums since mid 2015.

DOCUMENTS

- SF_East_Bay_Brewing_Video_Images_as_slides.pdf
- SFEBB_-_Review_Report_with_Notes.pdf

schubrosbrewery.com

THE BUZZ ABOUT SAN FRANCISCO EAST BAY BREWING INC.

Imagine a beer market larger than North America, Europe, South America, and Australia combined. But imagine that this market has fewer breweries than does just California alone. Add the fact that craft beer is an ideal disposable income category to capitalize on skyrocketing wealth, and then take into consideration SFEBB management's intimate familiarity with each of the leading Asian markets. Put it all together and SFEBB could prove the perfect play.

Les Schmidt

Executive Director, Bishop-Ranch Intelligence Innovation Accelerator; Partner, Blue Dot Partners, LLC

When we opened our importing company into Shenzhen, we chose Schubros as our initial beer provider for two reasons. First, although we talked with dozens of breweries before first visiting Schubros, only Ian asked right away where in China we were selling into. When I said Shenzhen, he knew the market and knew what sold and would sell. Second, we liked the beer. Not only good, it's the right beer for our market. Balanced and refreshing – perfect for the area's palette and weather.

David Liu

Shenzhen Sky Forest, Importer

As Vietnam has developed, we find ourselves every day with a bit more money to treat ourselves better. We are hearing a lot about US and California beers and people here want to like them. But they are usually too hoppy, too bitter, and don't work with the weather or food. But Schubros is different. They understand that beer is not a 1-size fits all product, understand the markets here and what makes them move. It is why we choose to partner with them here in Hanoi for Asian production.

Cuong Van Nguyen

Owner, 7-Craft Brewery, Hanoi

It's nice to deal with a small, agile company that understands doing business overseas. We had a big buyer over here who needed a large order of uniquely packaged beer. Schubros, though small, managed to make it happen. They knew the market well and what beer would sell, then knocked out all the paperwork and export requirements without any fuss or delay.

Carl Yu

Director, AmeraSEA – a Chinese broker and Freight Forwarder

[Speaking about Schubros' and Jan Schuster's long wait for crowdfunding legislation back in 2012]: "Imagine that - the next Steve Jobs is being held back by rules written during the age of the typewriter."

Scott Brown

Senator, Massachusetts and sponsor of the Democratization of Capital Bill

KTVZ.COM

Vietnam's booming craft beer scene

July 5, 2017

(CNN) - A night out drinking in Vietnam used to mean one thing: sipping Bia Hoi, a local draft beer with 3% alcohol content, from a tiny stool on the sidewalk. But feather-light lagers aren't the only game in town anymore

The Economic Times

By 2030, can India brew a craft beer revolution bigger than US?

July 4, 2017

In 1999, Philippe Delerm wrote a book, "We could almost eat outside: an appreciation of life's small pleasures", and one pleasure he talked about, is that "first sip of beer". And what could give even more pleasure if the beer were fresh and flavourful?

PROFIBEER

Сварено пиво с дрожжами, извлеченными из янтаря возрастом 45 млн лет - Сырье - Технологии

June 22, 2017

В результате сотрудничества ученых и пивоваров было сварено пиво с дрожжами возрастом 45 млн лет, пишет SFGate. - Сырье - Технологии

No Logo

www.P9.com.tw

June 22, 2017

Schubros Brewery - Bay Area A-List

April 17, 2017

Schubros is a craft-brewery opened Fathers Day (June 14th) 2012 in San Ramon, CA, serving our local area with beer of the best quality and culinary versatility. The craft-connoisseur's utopia. Flawless representation of the most influential styles. Pl

Bloomberg

New Taxes Could Trigger a Japanese Craft Beer Renaissance

March 2, 2017

In Japan, a nation of epicures, the local beers aren't always palate pleasers. Connoisseurs blame the taxman. The Finance Ministry imposes higher taxes on drinks with greater malt content. So the biggest breweries, including Asahi Group Holdings

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C-Craft Corner

October 27, 2016

Down the alleys of small plastic stool with many backpackers and general torrid is a gem of a beer spot in the cluster fuck that is beer corner. Finally, there is a reason I would want to go there, and that is C-craft.

Bir dari DNA Fosil, Seperti Jurassic Park " BEERGEMBIRA.COM

October 11, 2016

Mencari inovasi untuk bir terus dilakukan oleh brewery dan juga peneliti. Buktinya, bulan Desember nanti akan rilis bir yang terbuat dari ragi berumur 45 juta tahun. How crazy is that? Sama seperti di film Jurassic Park, peneliti mengambil DNA dari fosil.

SFGATE

The East Bay beer that's 45 million years old

August 26, 2016

Today, through the scientific maneuverings of two very dedicated molecular biologists and a rather adventurous East Bay brewer, microscopic bacteria within the amber are being crafted into - go figure - beer. Dr. Raul Cano, a molecular biologist

The New York Times

China Embraces Craft Beers, and Brewing Giants Take Notice

July 1, 2016

The Chinese middle class is swelling with young, affluent professionals who are more willing to spend money on brands and who are experienced travelers looking for a taste of other countries back home. And in China, most beer is still considered

jt

Beer essentials: The craft beer boom in Japan shows no sign of running dry | The Japan Times

June 4, 2016

Tomoko Sonoda was a college student during the "Dry Wars," the years immediately following the 1987 release of the game-changing light lager Asahi Super Dry. She and her classmates held tasting parties for the spate of new brews that were released by

jt

Beer essentials: The craft beer boom in Japan shows no sign of running dry | The Japan Times

June 4, 2016

Tomoko Sonoda was a college student during the "Dry Wars," the years immediately following the 1987 release of the game-changing light lager Asahi Super Dry. She and her classmates held tasting parties for the spate of new brews that were released by

FOX BUSINESS

China is Now The World's Largest Beer Market

March 31, 2016

The Chinese are officially guzzling down more beer than Americans-making them the world's largest beer market. In 2015, they drank almost two times (about 25 billion liters) the amount of beer than Americans, who downed about 18 billion liters.

The Washington Post

The booming industry that veterans are tapping into

December 18, 2014

Veterans have always been involved in the brewing industry, going back to the early days of the republic. These days, though, they're more visible than ever, thanks to veteran-owned breweries with names such as Service, Honor and Young Veterans, and

No Logo

Kortrijkzaan en Amerikaan brouwen nieuw bier in Gullegem

August 3, 2014

GULLEGEM/AALBEKE/ZWEVEGEM - Brouwerij Gulden Spoor uit Gullegem, Koen Hugelier en de Amerikaanse Schubros Brewery slaan de handen in elkaar: half juli brouwde de brouwerij uit San Francisco haar Aalbeke Golden Strong in Gullegem, in

The Mercury News

Schubros taproom to open on Alcosta Boulevard in San Ramon

January 8, 2015

SAN RAMON - The owners of Schubros Brewery envision their new taproom on Alcosta Boulevard as a place where beer connoisseurs can drop in, sample a pint of a new brew and then fill up a 64-ounce growler to take home.

SFGATE

Crowd funding, an online path for small businesses

January 11, 2015

Ian Schuster and his business partners have raised almost a quarter of a million dollars to launch their craft beer brewery company, but if they had more money, they could grow the business much faster.

Propelled by Success in the U.S.

5 years of operation and partnership with Costco

As CEO of Schubros Brewery, I've been distributing our craft beers throughout the U.S. for the past five years with the help of Costco Wholesale. Schubros is spinning off its international sales infrastructure and Asian production arrangements via a new company, San Francisco East Bay Brewing (SFEBB). Everything in the U.S. will still be Schubros and everything in Asia will be SFEBB. Schubros will produce beer for export and sell it to SFEBB, but not get involved in selling, shipping, or receiving the product. That beer has won many awards in America, including the A+ Bay Area Brewpub of the Year in 2014, and we're confident it will be popular in Asia, too.







The Asian Market is Wide Open

With few craft breweries in Asia but increasingly high demand, we're planning to launch in China, Japan, Vietnam, and India

According to FOX Business, China is now the world's largest beer market. In 2015, the country drank almost two times (about 25 billion liters) the amount of beer that Americans drank, and the market share for craft beer has grown about 23% from 2010-2015 over there. Craft beer is also rapidly gaining popularity in other east Asian countries, and we're about to capitalize on that trend. We have arrangements in place to brew in Vietnam in partnership with Brewmaster, a Hanoi company, and have engaged in talks with Olymbuilder Investment Company, a current Schubros importer, about building a second facility in Eastern China. We also hold import and distribution contracts and agreements within Japan, Taiwan, China, and Vietnam.


TOTAL BEER MARKET SIZE (VOLUME)
CHINA
USA
GERMANY
BRAZIL



Say Hello to Our Beers

Quality Bay Area Beer | Locally Made | Crafted With Care



680 IPA

A classic mahogany IPA with an ivory head, this beer's caramel and toffee malt flavors are balanced by the refreshing scents of tropical fruits and lively citrus.
6% ABV / 65 IBU



DIABLO DARK

Radiant black with a toffee-brown head, Diablo Dark is infused with chocolate, caramel, and coffee. A bit of each flavor sensation carries you through to a light, bittersweet finish.
5% ABV / 35 IBU



LAS TRAMPAS

This crisp Pale Ale's malt flavors complement undertones of honey, roasted nuts and warm bread. Beneath a satin head, bright citrus and floral hop aromas create a pronounced bite.
5.3% ABV / 35 IBU



NICO WHEAT

Rich gold in color, Nico has depth like no other wheat beer. Caramel and toasted nut aromas, a rocky white head, and light bitterness make this beer a favorite for all.
4.5% ABV / 15 IBU



SUNRISE & MOONLIGHT

Overseas we occasionally rebrand our product for large retailers, distributors, and other critical partners. In this example we clearly play up our California Origins in these rebranded Diablo Dark and Nico beers.



PASSPORT BEERS

A line of limited-edition super-premium barrel aged beers. Brands such as Midnight Cove, Sameon, Kirov, and Riel boost both our image and margins.


SHIP TO SHORE

SHIP TO SHORE SERIES

A line of rotating Pales and IPA brews. Hoppy and powerful, these beers embody the bold flavors that put California on top of the US craft-beer scene.

OUR JOURNEY SO FAR

We're fundraising to buy the equipment we need to amp up production, fulfill orders, and open up overseas.


Schubros completes Friends and Family Common Shares Round
Schubros launches 680 IPA, our #1 seller in the US
Schubros launches Diablo Dark Stout, our 3rd permanent beer
Max. Capacity Reached
New Brewery Location
Complete Lushan, Brewery (If this deal is completed)
Open first Indian Brewpub in India
November 2011
June 2012
July 2012
September 2012
October 2012
January 2013
August 2014
February 2015
December 2015

Complete Brewpub/Brewery in SF East Bay

Expanding Abroad

Expand capacity and complete equity investment of a licensing DBC Brewmaster in Vietnam.

Funding Round

Schubros Brewery opens a Preferred Shares round to fun further expansion.

Exporting Our Beers

Schubros begins exporting, starting with Shenzhen, China.



Seasonal Beer

Schubros launches Festbier, a German Oktoberfest style beer, our first seasonal product, and is thus asked for regularly. We will bring this back on a permanent basis for the Asian markets.



Schubros opens up the San Ramon California Taproom

Construction is completed on Schubros' brewery and taproom in San Ramon. Previously we had been subcontracting production.



First Beer Launched

At the annual Danville, CA Summerfest, Schubros pours its first commercial pint, launching Nero American Wheat, our first beer ever and our #1 seller in Asia.

LET'S BRING CRAFT BEER TO ASIA

Dear Connoisseur:

Beer is Great.

Craft Beer is better.

But what will fund your and my future enjoyment of said product in the future is the financial opportunity craft beer offers in Asia. And San Francisco East Bay Brewing Inc. is the best means to tap that prospect.

Schubros Brewery is a five year old microbrewery based in the San Francisco East Bay, and we have created an entirely Asian-focused company – San Francisco East Bay Brewing, Inc. – in order to seize this opportunity.

SHOW MORE

MEET THE FOUNDERS

Our team has a long history of winning California business awards, including:

California State Senate, Business of the Year, 2014 (Schubros)

California State Assembly, Business Person of the Year, 2014 (Ian Schuster)

US House of Representatives, Certificate of Special Recognition, Small... [+ READ MORE]



Ian Schuster

Founder/CEO

Ian founded Schubros Brewery in San Ramon CA, and ran portfolio sales management of the Philip Morris brands for Japan while living 8 years in Tokyo. He served 9 years as a US Naval officer.



Murty Chennubhotla

President, India

Murty Chennubhotla has over 25 years of software entrepreneurship experience in the US and India. Murty also started up ExSoftek in Hyderabad, India in 2000.



Atul Madne

COO

Atul Madne has over 24 years of manufacturing and IT industry experience in the US and India.

AND THE REST OF THE TEAM



Gillian Qian

President, Schubros China (JV)

Gillian, a Shanghai native, and Chinese Craft Beer Association member, is well networked among brewing, sales & amp; marketing groups in Shanghai. Previously she was a Private Wealth Manager for Citibank.



Chris Hampton

Chief Restaurant Officer

Chris is the founder of Mondllos Gastropub in Pleasanton, CA. Prior to entering the restaurant industry Chris worked for Oans, running and opening branch offices in China, Hong Kong and India.



Gillian Gray

Special Projects Director

Gillian was previously a consultant to global 500 corporations and has years of experience in nonprofits, fundraising, marketing, and operational improvement.



Darron Brackenbury

Non-Executive Director

Darron is an entrepreneur and business leader with two decades of senior management and board level experience. He has experience with multiple startups and one IPO.



Mayumi Schuster

Graphic Design

In addition to designing Schubros labels and signage, Mayumi runs Accessory Mu, a Graphics Design and Music Compilation company.

DETAILS

COLLAPSE ALL

How big is the market? –

The market is so big that no one really can define it yet. Major Chinese and Indian metropolitan areas are seeing double and triple digit growth year on year across scores of affordable luxury goods, like beer, wine.

In 2015, the last year Euromonitor released credible numbers, China saw nearly twice the beer consumption of the US (25 billion versus liters versus 18 billion liters). Since then they have estimated annual growth of nearly 45%. Extrapolate that, and we are looking at roughly 60 billion liters. The US has meanwhile stagnated, meaning that the Chinese beer market (Chinese alone!) is likely three times that of the US.

Add to that the fact that there are more millionaires with ample disposable income in China than there are in the US, and you can understand both the magnitude and difficulty in measuring the size of the craft beer market there. And bear in mind, that is just China, where growth is significantly slower (in percentage terms) than in India or across most of the Southeast Asian Tigers.

Meanwhile there are so few craft beer players out there for a variety of reasons (see that question below) that the opportunity for a small player like us is unfathomably above what we could ever dream of filling.

So the official answer?

Total Market Size = $100 Zillion USD. Attainable Market size = $1 zillion USD. It's so large its not worth the effort.

Why are there so few craft beer competitors in Asia?

It's a matter of historic regulations, under-developed infrastructure, protectionism, pollution, and ultimately the market strength at home in the US.

- Regulations: Many of the ex-Communist countries are only recently rolling back government controls. Vietnam is the perfect example, where they recently privatized their national breweries, a decision that has already prompted massive capital investment by major international players such as Heineken and AB Inbev.
- Under-Developed infrastructure: With the growing affluence the region enjoyed in the early years of the 21st century, trillions of dollars have been invested in building highways, rail lines, and improving ports. This is only now paying clear dividends. Cities are being connectied, and distribution models make sense.
- Pollution: Especially in China, massive issues with groundwater contamination have rendered much of the country unsafe for food production – especially for water based products like beer. Water can be treated, but only the largest of companies have the resources to make that happen. Fortunately large swaths of land (such as where Lushan, China the city in which we may build a brewery) remain pristine and unadulterated.
- Protectionism: This comes in two flavors - large domestic companies against small domestic companies, and protectionism against imports. The former generally plays to our advantage, such as within China where most small brewers are barred from bottling due to the high cost of meeting certain production hurdles. Importers can however still bottle and import regardless of these domestic laws. Protectionism against foreign imports, is most clearly seen in South Asia – especially in India where massive import duties price out most imports. This is why our Indian entry and expansion strategy focuses on leveraging our brewpub.
- Strength at Home: Ultimately the main reason for why Asia remains wide open for us is that the market has been so strong at home here in the US for so long noone has 'needed' to look across the Pacific. Asia is very different, and very intimidating to persons who have no experience there. Different cultures, different currencies, very different business practices. It takes an Asian experienced management team to confidently enter it. There aren't many such teams running American craft breweries.

How will you make money?

We will make money by running efficient production operations, but keeping a high premium price.

Who are your competitors? How are you different?

They aren't competitors. Yet. For now and for another decade they are allies. The European imports that have planted their flags have taught the local Asian populations that there are different, more flavorable alternatives (notice that SFEBB is not so arrogant as to say 'better') to the Asian megacraft beers. They have taught Asian drinkers that more money and higher price gets you more flavor and a different experience.

The few American craft players that are already active over there - namely Brooklyn and Evil Twin (both from New York), and Boston Beer (Boston), may have entered too early. But they have already done the heavy lifting for us. Educating the industrious and sufficiently affluent consumers that there is yet another alternative - American Craft.

But we have a big advantage over these guys. Namely California and San Francisco. SF holds a Point of Origin image in Asia second to none when it comes to food.

Not only does San Francisco = great quality food, but SF is fun, modern, not afraid to march to a different drummer. San Francisco doesn't care if you don't want to spend your whole life working in a cubicle. San Francisco doesn't care if you are 25, or 35, or 45 and have no interest in getting married. San Francisco is about enjoying life. So San Francisco East Bay Brewing's beers manifest that very spirit.

Equally important, our beer will be 6,000+ miles fresher than any 'competitor's' product. As well, made in and shipped from Hanoi or Lushan (as compared to shipped in from New York or Massachusetts) we will have a cost advantage even over brewers 1,000 times larger than ourselves.

Finally, we are a well rounded beer, that tastes great and is clearly different from all the others out there. That said, we don't really expect a 'superior' product to be the reason we'll succeed. But it will certainly help.

What's new about what you're making? How is it different?

Beer has been around for thousands of years. It's barley, water, and yeast. Nothing new there.

But we add in San Francisco. The fun. The vibrance. The modern, cutting edge sophisticated flavors that define the city.

We add in the full meal experience, rounded beers both eminently approachable yet so much more when food-paired properly.

We put it in the right size, convenient packaging, get it to the right retailers, bars, and restaurants, and price our premium aspirational product just within reach.

In short, we combine the right recipe with the right price and right packaging. Then add in a Point of Origin second to none, and at just the right places get it into the hands of the growingly affluent persons who value that proposition the most.

How do you acquire and develop customers?

We begin with Push, but based on pull. We know our customer base, and engage retail partners with consumer centric story. They put it on shelf and tap. That's the free exposure. Following along with the traditional 'AIDMA' sales model, that carries us all the way from Attention to Action.

With an eye to our wallet, but 100% understanding the need to shore up penetration and support our retailers we will engage in limited highly targeted advertising. The nature of advertising varies greatly based on market. In markets like Vietnam and much of developing Southeast Asia, the best advertising remains person to person, with employees walking the streets at the busiest districts and times approaching customers already drinking, relaxed, and ready to purchase on the spot. In markets like Japan and Singapore, success requires a combination of cross-median communications campaigns. Selective mobile advertising, well timed and placed printed and distributed signage/cards, and in-bar/restaurant and in-store signage. In markets like India, where we will be brewpub based, it's a combination of the two, with the additional real-estate L's of Location, Location, Location chiming in as invaluable.

Where most companies drop the ball is that the 'AIDMA' model – Awareness, Interest, Decision, Memory, Action – is flawed. There needs to be an 'R' at the end for 'Reflection'. This is where Brand awareness and opinions become loyalty and advocacy. We will invest in information, leveraging it to consistently communicate with registered customers via well timed mobile information geared to bolster brand prestige, justify a premium price, and encourage others to share their involvement with our brand.

What do you understand about your business that others don't get?

I speak over-simplistically broadly here, and to make the point starkly shall dabble into hyperbole.

Craft brewers don't get Asia. It is a different market, with different regulations, different pricing structures, different channels and different peoples. Different tastes boggle and offend American craft brewers, and the fact that we've all been floating boats enjoying the rising tide of American craft beer for much of the past quarter century, few have looked outside our xenophobic comfort-zone.

But we are different at SFEBB. CEO Ian Schuster ran the Philip Morris portfolio for much of Asia, based out of Tokyo. He is a London Business School grad, who is more comfortable with Asian markets than he is American. Advisors Ly Nguyen and John Doidge spend half each year in Vietnam. Indian President Murty Chennubhotla spends his time split between the SF Bay and Bombay, Hydrabad, and other major Indian cities. Chief Restaurant Officer Ed Yonisi is an Afghani native who grew up for much of his life in New Delhi. Across our management and advisory teams and board, SFEBB speaks no fewer than 15 languages.

SFEBB knows Asia and will win there.

What are your priorities?

China and India are top. They have two very different strategies to succeed, and the sucess of this raise will determine our immediate actions. If the raise is fully subscribed we are looking at both simultaneously. If the raise does not provide us sufficient resources to build out the first prototype borwpub, but does hit the minimum then we'll be starting with Chinese markets.

Next step beyond that is buttressing our sales and distribution operations in Vietnam. Then Japan, in particular building a sales support infrastructure over there to support our importer.

When we are up and running in those markets, then we will look to other markets, including Singapore, Korea, Thailand, Philipines, and Malaysia.

What is the SFEBB-Schubros relationship? Why a new company? And will it stay 2 separated companies forever?

Schubros Brewery and San Francisco East Bay Brewing, Inc. will be two legally different companies. Everything within the US is Schubros. Everything in Asia will be SFEBB.

SFEBB will purchase Schubros brand rights for Asia, and work with Schubros on designing and building standard operating procedures around Brewpub operations. But the first brewpub and brewery in the US will be owned and operated by Schubros.

Schubros will produce beer for export and sell it to SFEBB, but not get involved in selling, shipping, or receiving the product.

Ownership and management wise there will be more shared resources. Ian Schuster will serve as the CEO of both companies, and many Schubros Brewery investors will be investing in Schubros, and a portion of SFEBB shares will be given to Schubros as part of the initial payment for the brand licensing rights. This cross-management and cross-interest ensures the two companies remain coordinated and both benefit from SFEBB success.

Why did we choose to do this with separate companies? And will it remain two separate companies forever?

Schubros Brewery is an LLC, formed in California. SFEBB, the company into which you would invest, is a corporation, incorporated in Delaware.

- LLCs are cumbersome for investors and management alike – you have to file K-1 forms each tax year, and we have to create them. It gets very complex and very accounting-expensive very quickly. Being an LLC, for this and some other reasons, can also hurt company valuations and prove a deterrent to any future acquisition.

–California is an expensive place to do business. From taxes to filing requirements there are many reasons companies are shifting operations to other states. SFEBB won't really have any major physical operations going on in CA, so there is no reason to not choose a more favorable point of incorporation – like low-tax, low-fees, widely trusted Delaware.

But we do NOT plan to stay 2 companies forever. It is management's expectations that the SFEBB will quickly become larger than it's US brand-parent Schubros. When practical, assuming it makes financial sense and can be negotiated in terms favorable to all stakeholders, SFEBB would like to acquire Schubros.

Are you afraid you are taking on too much at once here? –

We're actually not.

Of course we would like to slow down, make life a bit easier, and not hold ourselves to such lofty goals, but we've got an amazing opportunity window here that will not stay open forever. Every day we lose makes a difference.

But, to quote the great sage Johnny Mercer and his well-selected orator Frank Sinatra, "Fools Rush In". So we are taking a phased approach.

Phase 1:

–Already in Motion: Much of the business is already moving. Schubros is already selling into multiple Chinese cities, and sFEBB already has the relationships and brewing capabilities in place in Vietnam. With the capital from this raise, we will simply formalize the responsibilities shift to SFEBB, and accelerate what is already in motion.

–Next Steps: We'll expand the brewery. And since we are moving into a new location and need a an equally new tap-room to keep profitability up, it's a logical step to add some food onto that. We are being very careful to avoid the complexities of a full restaurant by focusing on counter service options. Furthermore, for reasons of strategic differentiation, we will focus on the South Asian Sports and Food theme.

Phase 2:

– India: Since we'll already have a South Asian Sports and Food themed restaurant and brewery in place, it only makes sense to then use that as a prototype and roll it out via reproduction and franchising. But this won't be happening Day 1 post-funding. We'll take some time to get comfortable, work through details and rough patches, and make sure to thoroughly document Standard Operating Procedures, learnings, and tighten up our franchising plan. But we do have a target to hit. The Cricket World cup in mid-2019 is a MASSIVE opportunity we need to be ready for.

– Japan: A big and great market, but not our top priority. First we get comfortable with China and Vietnam. Then we focus on Japan.

Why are the financials attached here all zeros? –

This is a completely new company. We want a perfectly fresh, clean start.

The only liabilities and expenses are just over $5,000 dollars, most of which comes from incorporation and campaign marketing expenses which the parent company (Schubros) bore and billed SFEBB for via a single invoice.

That's it. Cleanest, simplest books you'll ever see. Yes, there were many other small, miscellaneous expenses (travel to roadshows, buying website domains, etc.), but between the founders and Schubros we ate those costs in order to keep these books simple, clean, and fresh.

Do you have an exit strategy? –

Based on frenetic M&A activity in beer within the United States over the past 2 or 3 years, it is not an overstatement that should SFEBB enjoy even a portion of our forecasted success with our Phase II operations, SFEBB believes it and Schubros LLC will be acquired by either an American or European large brewery or wine group. They will be attracted not only by our revenue and profit growth, but more so by our Asian infrastructure, Asian known brand, and our network of Asian partnerships. Over the past 3 years, such acquisitions have nearly consistently valued the target at $800 to $1,000 per "barrel" (approximately 31 gallons) annually produced. Management, however, expects Schubros' and SFEBB's multiple would be significantly higher due to its Asian positioning.

What are your sources of growth? –

If this capital raise is successful, management expects very rapid growth over even the next several years. This will come, in impact order from:

- Consistently increasing exports throughout Asia, supplied predominantly from the Hanoi and potentially Chinese facility(ies), but partly as well from existing and future Bay Area facilities. These should begin within the first 4-6 months after successfully closing this round.
- Significantly from Chinese domestic and/or import sales.
- Within a couple years, SFEBB expects to see a strong and steadily increasing revenue line coming from the sale of brewpub franchises and ongoing brewpub royalties within India.
- Partly from Vietnamese domestic sales of beers produced at the Hanoi facility. These should be 1 to 2 months after closing this round.

Do you have any profitability estimates? ^

Although SFEBB is a new company with no sales history, it does have good basis for profitability estimates. The below financial highlights apply to Schubros within the United States. This is a much higher cost environment, so is followed in each instance by the adjusted numbers SFEBB expects based on its Asian exporting, and production partnerships.

Cost of Goods Sold (COGS) for Schubros within the United states currently sits at 65% of wholesale prices. This includes all ingredients, taxes, labor, utilities, inbound and outbound freight. With scale that number would drop to 50-55% within the United States. Lower labor, tax, and utilities costs in Vietnam and China will only partly be countered by higher ingredient costs. As such the estimated COGS for Asia shall be 40%-45% (ex-beer sold in Vietnam). It should be noted that high excise taxes within Vietnam (which are returned for any product exported) will increase the COGS for the portion of beer produced and sold there domestically.

SFEBB will seek to enter and/or advance within four countries over the next 12 months, prioritizing China and India, then Japan and Vietnam. In all markets SFEBB will target the most modern, affluent, cosmopolitan, and 'open' (politically and culturally 'open) major urban centers. For example, SFEBB will prioritize Shanghai over Beijing, Yokohama over Osaka, and Nagpur over Calcutta.

ASK A QUESTION

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ASK QUESTION

RISKS SPECIFIC TO SAN FRANCISCO EAST BAY BREWING INC.

1.

Bad accounts: In developing or high-inflation markets SFEBB will sell beer cash on delivery. However in developed markets, SFEBB will sell to many small store and restaurant owners who face business risks. Should a large selection of these accounts prove unable to pay in timely fashion our cash flow and profitability could be adversely affected.

2.

Commodities and other supplies pricing: Beer is built of commodity items and hence susceptible to price movement. The extent to which price increases can be passed to consumers is better than in most other consumer goods, but still... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

San Francisco East Bay Brewing Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$250 min INVEST

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Atul Madne • 3rd

Cisco Prime Service Catalog \ ServiceNow Consultant at Central Business Solutions

Central Business Solutions

San Francisco Bay Area • 352

Send InMail

Experience

Cisco Prime Service catalog / ServiceNow Consultant
Central Business Solutions
Apr 2012 – Present • 5 yrs 6 mos
San Francisco Bay Area

Professional Consultant with experience in architecting and implementing newScale\Cisco Service Portal and Actionable Service Catalogs for multiple large organizations.

Profile:

11 years experience in Information Systems and Software Implementation & Integration Processes.
Expert in ITIL Service Catalog designing and implementation using Cisco Workplace Portal (newScale RequestCenter).
Good understanding of ServiceNow Administration and develop service catalog items using workflow, scripting in ServiceNow environment.
Highly self-motivated, hardworking and delivery oriented.
Certified in ITIL Foundation V3 for IT Service Management.
Certified ServiceNow System Administrator

Specialties

ITIL, RequestCenter, Actionable Service Catalogs, newScale, Remedy, CA, WebServices, ITSM, Integrations, Cisco Service Portal , ServiceNow

Technical Analyst (newScale \ Cisco Service Portal)
Atos IT Solutions and Services
Mar 2009 – Apr 2012 • 3 yrs 2 mos

Worked within Process Automation team as newScale Administrator / Developer to implement the SRM solution for Atos customers.

Business Systems Analyst
Fujitsu America
Jun 2008 – Jan 2009 • 8 mos

Worked as the resident NewScale "Expert" for all technical and business modifications/customizations. Conduct requirements analysis/documentation, functional design, testing, and user support for newScale RequestCenter application and Siebel eBusiness application . Conduct user training for new customers, IT support staff and when requested by FNACs. Configure service request forms for deployment to RequestCenter application. Deliver projects within established schedules which allows FAI IT to fullfill commitments. Work with various support groups to make NewScale/Siebel more user friendly and have data auto populate from other systems.

SME , Business Analyst
Chevron
2004 – 2008 • 4 yrs

Project Leader
L&T Infotech
1999 – 2008 • 9 yrs

Last position was Project Leader

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Engineering Recruiter at Volt Workforce Solutions

Carl Yu • 3rd

Director at Amerasa Rapid Transit USA Inc

Amerasa Rapid Transit USA Inc

San Francisco Bay Area • 93

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Experience

Director
Amerasa Rapid Transit USA Inc
Feb 2001 – Present • 16 yrs 8 mos

First Representitive
Antwerp Rapid Transit Team NV
Aug 1996 – Feb 2001 • 4 yrs 7 mos

Import Manager
T & Z /Huafu Enterprises
Sep 1993 – Aug 1996 • 3 yrs

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owner at Self Made Self LLC

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Associate Professor at San Francisco State University

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Darron Brackenbury • 3rd

Entrepreneur | Business Leader | Technology Start-ups and SME's

Cumulus Energy Storage • London Business School

San Francisco, California • 368

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I am a business leader with a track record of delivering bottom-line results, technologies, projects and value, in senior positions in Europe, North America and Asia. I have been a contributor/leader of teams that have generated …

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Darron Brackenbury

Experience

COO
Cumulus Energy Storage
Nov 2012 – Present • 4 yrs 11 mos
Sheffield UK & San-Francisco CA

Cumulus is developing a grid-scale energy storage battery aimed at the emerging multi-billion dollar energy services and global renewables markets. Currently raising Seed/Series-A funding in US/UK. Awarded a UK DECC grant to further develop its patented technology.

¤ Founder - developed the vision, strategy and IP for the Bi-Metal battery
¤ Lead economic modelling, technical and engineering development
¤ Achieved proof of concept

Principal
Metal Vector Associates
Mar 2011 – Dec 2013 • 2 yrs 10 mos
San Francisco Bay Area

Working with professional colleagues to develop ideas, acquisitions and start-ups in both leadership roles and as a consultant and mentor. Identifying critical actions needed in personnel, technical, marketing and sales. Economic modeling, business planning and financial projections, and accessing sources of funding for these projects. Examples:

AIC - Served as Non-Executive Director 2009-2014

RMD Group
Technical design, economic modeling and financial proforma for stranded asset recovery of $100M copper/cobalt mine-tailings resource.

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Darron's Profile and Websites

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molecule activation and related energy technologies

Nicholas Tallarida • 3rd
NASA Postdoctoral Program Fellow at NASA Jet Propulsion Laboratory

Kieu Cheung • 3rd
Research Associate

Diana Hurwitz • 3rd
Interpersonal Neurobiologist (in training)

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WPP
Evaluated the commercial potential of several technologies aimed at the offshore wind industry and developed alternative strategy, vision and IP

Packaging
Start-up with novel forming technology – packaging and composites – advising on business strategy and fundraising

Aquiline
Healthcare start-up with novel device to assist bed-ridden patients and care-givers – funding, marketing strategy and major customer/partner development

Construction Business
Planned acquisition, funding and expansion of geotechnical services business

Mine Waste Recovery
Evaluated potential of hydro-fracturing technology for enhanced recovery of metals from mine-wastes – spent heap-leach operations

Founder | Director | COO
Applied Intellectual Capital
1994 – 2009 • 15 yrs
San Francisco Bay Area

Founder, Director and COO of AIC, an electrochemical technology business IPO'd in 2007 on the London AIM. Experience ranged from making prototype equipment with hand-tools to managing 35 technical people, engineering services suppliers/partners, plus revenue generation from technology-licensing and technical-services sales.

Commercial
• Monetization of AIC projects and technologies. Developed and sold the business opportunity, IP and support services as a package. Negotiated and wrote legal agreements for the transactions together with technical/business teams in the corporate partner.
• Key player in AIC's IPO in 2007, raising $30M. Prior to IPO I sold ~ $2M in licensing and technical-services sales which underpinned the commercial credibility of the offering. Licensed AIC's nitrate water-treatment technology to Rohm & Haas and Dow chemical, and its metal recovery technology to Everclear Solutions Inc.
• Sold, managed projects in Japan – developed water treatment and remediation processes for Boron, Nitrate and Lead. Formed commercial partnerships with Mitsubishi Materials, Mirai Group and Sato Kogyo.
• Closed 4 party Joint Venture between AIC, Fluor Daniel GTI, AEA Harwell and Geokinetics BV to form Geokinetics International Inc., (GII)

Technical
Led the development and engineering functions in AIC, taking mission–critical processes and devices from ideas on the laboratory-bench to prototypes at commercial scale. Led multifunctional technical teams, including external stakeholders and contributors. Role required strong interpersonal skills, and an ability to see the big picture as well as supporting and working with staff to solve detailed technical and engineering issues. Contributor and inventor on several AIC patents, and designed and built several novel electrolyzers and support equipment.

Corporate
• Director and Officer of AIC - public company
• Director of AIC subsidiary ESI
• Presented AIC to London Stock Exchange event and television interview

Founder | Commercial Director
Atraverda Ltd
1991 – 1994 • 3 yrs
London, UK

Atraverda is an advanced electro-ceramics business.
• Negotiated the acquisition of the intellectual property and assets of Ebonex Technologies Inc (ETI) with the major shareholder, ICI plc
• Secured backing of ~75 minority shareholders
• Wrote the business plan raising an initial £250K seed capital
• Built successful collaborative partnerships with BICC plc, Heraeus GmbH, AEA Harwell and EA Technology leading to initial sales in electrodialysis, cathodic protection and remediation services markets

Managing Director
Tabando Ltd, (Benetton SpA)
1990 – 1991 • 1 yr
Hawick, Scotland

I was recruited to turn-around Benetton's loss-making investment in Tabando, a small, high-end knitwear manufacturer employing 70 people.
• Ran a series of workshops, committing management and workforce to recovery plan
• Streamlined product range variation and internal logistics, improving outbound responsiveness
• Cut International sales-agent network from 14 countries to 8, dramatically improving agent/customer service levels in profitable/growth territories, and reducing overhead
• Grew sales value by over 20%, and added 6% to gross margin

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Education

London Business School
MBA, Masters in Business
1986 – 1988
Activities and Societies: Student Council, Social Secretary, Mountaineering Club



David Haubert • 3rd

Expert in the convergence of technology and retail

Trinity Tech Consulting • UCLA Anderson School of Management

San Francisco Bay Area • 500+

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Amazon buys Whole Foods. The world changes overnight. I help retailers navigate the way forward as technology and the Internet disrupt businesses and business models. Leveraging 25 years of experience with companies such …

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Amazon continues to rock the grocery world. The rest better get tech now before it's too late!
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Experience

Principal
Trinity Tech Consulting
Mar 2010 – Present • 7 yrs 7 mos
San Francisco Bay Area

Retail and brand clients include:
- VideoMining an upstart in-store research and shopper behavior company
- Front Line Marketing, acquired by Acosta Sales & Marketing
- Retailigence, a leader in the mobile shopping and advertising space
- DemandTec, pioneer in trade spend optimization, ultimately acquired by IBM
- Gliding Eagle, First ever direct to consumer Specialty Foods (USA to China)
- SYNQY, revolutionizing the on-line shopping experience

Member, Board of Directors
VideoMining Corporation
Dec 2014 – Present • 2 yrs 10 mos
State College, Pennsylvania Area

VideoMining is a cutting-edge consumer research firm which provides otherwise impossible to get insights into in-store shopper behavior to retailers and consumer packaged goods manufacturers. VideoMining's platform is used to innovate the retail environment and enhance shopper satisfaction and loyalty. Learn more about VideoMining by visiting videomining.com.

Mayor
City of Dublin, California
Nov 2014 – Present • 2 yrs 11 mos
Dublin, CA

Public servant dedicated to improving the quality of life for people of all ages, ability and economic class in Dublin California. Work collaboratively with civic, business and faith based leaders to find creative solutions that make Dublin a better place to live and raise a family.

Faculty Member
California School Boards Association (CSBA)
Jun 2015 – Present • 2 yrs 4 mos
Bay Area

Coach School Board Superintendents and Trustees in capstone course as they complete training to integrate all lessons learned in the CSBA governance course. Essentially train school district leaders to be better leaders.

Board Member
Anka Behavioral Health, Inc.
Jan 2010 – Present • 7 yrs 9 mos
Bay Area

Volunteer position which allows me to give back to community by using my professional leadership and managerial skills to serve others. I currently serve on the Program Committee of the Board.

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Education

UCLA Anderson School of Management
MBA, MBA
1994 – 1997

California State University, Northridge
B.S, Finance
1989 – 1991

Volunteer Experience

Board of Directors
Anka Behavioral Health, Inc.
Jan 2010 – Jan 2010 • 1 mo
Social Services

Anka Behavioral Health, Inc serves the most needy segments of society including homeless, mentally challenged and physically disabled individuals. I serve on the Board of Directors and Program Committee.

Contact and Personal Info

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Student at the University of California, Riverside

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Founder - givinislivin.org // trishaphotography.com

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Gillian Qian • 3rd

Citigold Relationship Manager

Citibank • Northwestern Polytechnic University

San Francisco Bay Area • 104

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Experience

Banker
Citibank
Oct 2006 – Present • 11 yrs

Citigold Relationship Manager

Education

Northwestern Polytechnic University
MBA, Accounting and Finance
2000 – 2002

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Banking · 1 — **Nigel Winsor** has given an endorsement for this skill

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Branch Operations & Services at Citibank

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Online Banking Support Supervisor at East West Bank

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Branch Manager at US Banccorp

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Bank Teller

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Ian Schuster • 3rd

Consumer Goods Sales/Marketing Executive

Schubros Brewery • London Business School

San Francisco Bay Area • 500+

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Equal parts Sales & Marketing executive with 20 years' experience, and degrees from London Business School and the US Naval Academy. Broad consumer goods, retail, and consulting experience with companies ranging in size fr…

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Learn the skills Ian has

Learning Data Science: Using Agile Methodology
Viewers: 4,819

Transitioning from Data

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Experience

CEO/President
Schubros Brewery
Feb 2011 – Present • 6 yrs 8 mos
San Ramon, CA

•Founded company and oversee all operations as the Chief Executive
•Developed and execute all marketing plans, include branding, media planning and placement, trade marketing, product development and sales.
•Financed company with 53 shareholders; Manage a board of 5 non-industry and 2 industry Directors
•Won distribution on shelf and taps at over 600 locations, including Costco, Safeway, Luckys, SaveMarts, Cost Plus, BevMo, and local 7-11s. Expanded distribution West into China and east across the country.

VP Consumer Insights / Manufacturer Lead
AC Nielsen (2012-2016); IRI (2008-2012); EYC (2007-2008)
Sep 2007 – Aug 2016 • 9 yrs
Pleasanton, CA

Developed major elements of the category management process for nearly half of America's Top 20 retailers and many of their largest vendor partners. Representative projects included:
• Safeway: Grew sales more than 2% and decreased inventory by more than 5%. Achieved this by designing and overseeing implementation of Safeway's current assortment process, a consumer-centric system leveraging Loyalty Card, Scan, and Panel data.
• General Mills and Safeway: Secured placement for all targeted new products and decreased GM's new Product Launch expenses by nearly 20%. Effected this by Working with GM and Safeway to develop a rapid New Product performance overview and tracking system to identify trial and repeat, profile shoppers, and quantifying incremental category gain. Halved forecast category-level cannibalization via highly-targeted marketing.
• Walmart: Lifted grocery-section $/ft2 sales by over 9% in targeted store clusters by enacting new macro-space approaches and creating new customer-centric metrics.
• AM/PM and 7-11: Grew sales by over 5%, and decreased spoilage and shrinkage by nearly 8% in two similar but separate store-wide category prioritization projects leveraging store clusters and interview data to optimize category resource-allocation.
• Pepsico / Frito-Lay: Secured Frito-Lay an incremental 4,000 facings and 60 basis-point share-gain in targeted stores via a statistical analysis of customer engagement with 'Salty Snacks' subcategories, brands and products focused on delineating complementary and cannibalistic relationships.

Brand Portfolio Sales & Category Management, Group Manager
Philip Morris Japan
May 2002 – Oct 2007 • 5 yrs 6 mos

•Established PM Japan's Category Management (CM) team, process, and infrastructure. Recruited, trained, and managed a team of 5 specialists in marketing, data analysis, and IS development. Expanded the team and concept throughout most of PM Asia including China, Korea, and Hong Kong
•Grew category sales by 15% or $500 million by building merchandizing partnerships with 16 retailers
•Initiated and oversaw development of a Retail Insights Information System, amassing sales data from 35,000 retail outlets to facilitate marketing, merchandizing, and new product decision support
•Grew per-store category sales by 6%, and Philip Morris sales by 7%, in three of Japan's top 10 convenience store chains, despite the category's national market contraction. Effected this via an extensive cross-category retail outlet segmentation project used at store-level to tailor assortment design
•Slashed costs by $3 million, and raised Marlboro Racing Sponsorship trackside name-registration capacity by over 48% via operations improvements to the Direct Mail program

Naval Officer
US Navy
May 1996 – Apr 2001 • 5 yrs

Military Officer, serving in 3 positions during my 5 years
Division Officer, Ship Repairs and Damage Control
Division Officer, Information Systems
Battlegroup Communications Officer, Communications Security (Encryption/Decryption technologies)

Education

London Business School
MBA, International Business, Marketing
2001 – 2003

Hitotsubashi University
MBA, Marketing and International Business
2002 – 2003

US Naval Academy
BS, Political Science, Russian Government
1992 – 1996

Volunteer Experience

Rotary Foundation Director
Rotary International
Oct 2012 – Present • 5 yrs

AYURMEGHA

Murty Chennubhotla • 3rd

Ayurmegha, Founder at EnSoftek
EnSoftek • University of Kerala
San Francisco Bay Area • 500+

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Focussing on innovative solutions on the Salesforce Platform

Murty's Articles & Activity

1,151 followers

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Lessons From A Game Of Monopoly
Murty Chennubhotla on LinkedIn

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The biggest healthcare breaches of 2017 (so far)
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What is next for EHRs?
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Congratulations Nyssa Chennubhotla...https://lnkd.in/gbnkEPm
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Experience

Vice President, Customer Success
EnSoftek
Feb 2017 – Present • 8 mos
Beaverton, OR

Making a difference to Behavioral Health Care

Ayurmegha, Founder
EnSoftek
Aug 2015 – Present • 2 yrs 2 mos
Hyderabad Area, India

Bringing Innovation to a 5000 year old Science of Life

Founding Partner
EnSoftek
Jan 1999 – Jun 2002 • 3 yrs 6 mos
Portland, Oregon Area/Hyderabad, India

I was a co-founder of EnSoftek where we built a services business around the JD Edwards and Siebel product lines. I was responsible to set up an offshore business in Hyderabad where we developed Triton, an international B2B exchange product, Stridez - a CRM product for Pharma industries, HydRx - an online hospital portal for patients, and several B2C products.

Education

University of Kerala
MCA, Computer Applications
1988 – 1991

TKMCE

Bangalore University
BSc, Mathematics, Physics, Chemistry
1985 – 1988

Sheshadripuram College

Kendriya Vidyalaya
AISSCE, High Schools
1983 – 1985

KV Malleswaram, Bangalore

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President/CEO, EnSoftek, Inc.



Scott Perkins • 3rd

Councilmember in City of San Ramon CA

City of San Ramon CA • US Naval Academy

San Ramon, California • 500+

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Experience

Councilmember
City of San Ramon CA
Dec 2003 – Present • 13 yrs 10 mos
San Ramon, CA

I am currently on the San Ramon City Council and have been recently re-elected.

Retired - Flight Test Engineer
Lawrence Livermore National Laboratory
Aug 1980 – Mar 2016 • 35 yrs 8 mos
Livermore, CA

Captain
US Navy
1975 – 2005 • 30 yrs

I served 5 years in the Surface Warfare Community and 25 years in the Civil Engineer Corps and the Seabees.

Education

US Naval Academy
BSME, Mechanical Engineering
1971 – 1975

University of San Diego
MBA, Business - Finance
1978 – 1981

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Scott's Profile and Birthday

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Phil O'Loane • 3rd
City Councilman, City of San Ramon



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Software Architect @GE Digital; Startup Mento

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New energy. Working for you. 114th Congress.

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President of Governing Board at Contra Costa Community College